Exhibit 99.1

News Release	For immediate release

Zix Corporation Announces $11.8 Million Private Placement

Company believes capital raise will enable cash flow breakeven from operations

DALLAS — April 5, 2006 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI — News), the leader in hosted services for email encryption and e-prescribing, today announced that it has entered into definitive agreements to sell, in a private placement transaction, an aggregate of approximately 9.9 million shares of common stock, comprising less than 20 percent of the company’s currently outstanding common stock shares, and related warrants to purchase approximately 5.9 million shares of common stock. Total proceeds from the transaction approximate $11.8 million ($11 million after estimated transaction fees). The shares of common stock and related warrants are to be sold to the investors at a price of $1.19 per share. The warrants are exercisable at a price of $1.54 per share and are fully exercisable six months from today’s date and will expire in October 2011. The transaction is expected to close today.

“We believe this investment, combined with continued growth in our cash-generating email encryption business and anticipated expansion of our base of active e-prescribing users, will provide the company with sufficient operating capital to achieve cash flow breakeven,” stated Rick Spurr, chief executive officer for ZixCorp. “As part of the capital raise, our goal was to add strong, respected institutional investors to our shareholder base. We accomplished this objective with a significant percentage of the placement going to H&Q Life Sciences Investors, a recognized leader in healthcare investments, which led the financing round with an approximate $3 million investment, and other respected institutional investors.”

Hambrecht & Quist Capital Management, LLC acts as the investment advisor for H&Q Life Sciences Investors (NYSE:HQL).

Pursuant to the terms of the private placement, ZixCorp is required to file a shelf registration statement with the Securities and Exchange Commission within 30 days after today’s date, registering the resale of the common stock sold and the common stock issuable upon exercise of the related warrants. The securities issued in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from such registration requirements. Further description of this financing transaction and copies of the executed documents can be found in the company’s filing with the SEC on Form 8-K.

C.E. Unterberg, Towbin, LLC acted as sole placement agent for the company in this transaction.
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About Zix Corporation

Zix Corporation (ZixCorp®) provides easy-to-use-and-deploy email encryption and e-prescribing services that protect, manage, and deliver sensitive information to the healthcare, finance, insurance, and government industries. ZixCorp’s email encryption services enable policy-driven email security, content filtering, and send-to-anyone capability. Its e-prescribing service provides point-of-care access and transmission of patient and payor data that improves patient care, reduces costs, and improves efficiency. For more information, visit www.zixcorp.com.

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ZixCorp Contact:

Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com

Safe Harbor Statement for ZixCorp

The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the company’s continued operating losses and substantial utilization of cash resources; the company’s ability to achieve broad market acceptance for the company’s products and services, including the company’s ability to enter into new sponsorship agreements for the electronic prescribing services offered by its PocketScript, Inc. subsidiary; the company’s ability to maintain existing and generate other revenue opportunities, including fees for scripts written, from its PocketScript e-prescription business; reliance on establishing and maintaining strategic relationships to gain customers and grow revenues; the expected increase in competition in the company’s e-messaging and e-prescription businesses; and the company’s ability to successfully and timely introduce new e-messaging and electronic prescription products and services or related products and services and implement technological changes. Further details on such risks and uncertainties may be found in the company’s public filings with the SEC.